SECURITY AGREEMENT

1. The Collateral. For value received, the undersigned (the “Debtor”) hereby pledges, assigns and grants to CITY NATIONAL BANK OF FLORIDA (the “Secured Party”), with full recourse to Debtor and subject to the provisions of this Agreement, a security interest in the following described personal property (the “Collateral”):

A. All Equipment of every type now owned or hereafter acquired by Debtor, wherever located, including without limitation all machinery, furniture, fixtures, parts, leasehold equipment, fittings, accessories and special tools affixed thereto or used in connection therewith.

B. All Inventory now owned or hereafter acquired by Debtor, wherever located, whether in process or finished, including without limitation all materials used or usable in manufacturing, processing, packaging and shipping the same.

C. All rights to the payment of money now owned or hereafter acquired by Debtor, whether due or to become due and whether or not earned by performance, including but not limited to those rights relating to, evidenced by or constituting Accounts, General Intangibles, Chattel Paper, Instruments, contract rights, notes, drafts, acceptances, letters of credit and certificates of deposit, together with any interest accrued or to accrue thereon, any security held therefor, any guaranties thereof and all records and credit information pertaining thereto (the “Receivables”).

D. All Documents now owned or hereafter acquired by Debtor, whether negotiable or non-negotiable, including without limitation all warehouse receipts, receipts in the nature of warehouse receipts, and bills of lading.

E. All Consumer Goods, Securities, manufacturing and processing rights, licenses, contract rights, permits, franchise agreements, trademarks, trade names, copyrights and all other personal property of Debtor, now owned or hereafter acquired, and wherever located.

F. All monies, bank accounts, balances, credits, deposits, collections, drafts, bills, notes and other assets property of every kind (whether tangible or intangible) now owned or hereafter acquired by Debtor and at any time in the actual or constructive possession of (or in transit to) Secured Party or its correspondents or agents in any capacity or for any purpose.

G. All Proceeds and products and profits of any Collateral, all increases and additions and accessions to any Collateral and all replacements and substitutions for any Collateral, including without limitation any proceeds of any insurance, indemnity, warranty or guaranty payable with respect to any Collateral, any awards or payments due or payable in connection with any condemnation, requisition, confiscation, seizure or forfeiture of any Collateral by any person acting under governmental authority or color thereof, and any damages or other amounts payable to Debtor in connection with any lawsuit regarding any of the Collateral.

2. The Obligations. The Collateral secures and will secure the prompt and unconditional payment of the “Obligations.” As used in this Agreement, the term “Obligations” means all indebtedness owing to Secured Party by Debtor including, without limitation, the indebtedness under that certain promissory note from Debtor to Secured Party of even date herewith in the amount of Twelve Million Two Hundred Fifty Thousand and No/100 Dollars ($12,250,000.00), and all modifications, extensions and/or renewals thereof.

3. Certain Definitions. For purposes of this Agreement, unless Debtor shall have otherwise agreed in writing, the Obligations shall not include any “consumer credit” subject to the disclosure requirements of the Federal Consumers Credit Protection Act (Truth-in-Lending Act) or any regulations promulgated thereunder. As used in this Agreement, the term “Obligors” means Debtor and all endorsers, sureties, guarantors, accommodation parties and any other persons liable or to become liable with respect to the Obligations. As used in this Agreement, the term “Loan Documents” means this Agreement and all promissory notes, loan agreements, credit agreements, guaranties, mortgages, security agreements, assignments, contracts, indemnity agreements and other instruments or writings executed by any Obligor in favor of Secured Party in connection with the Obligations. All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings given them in the Florida Uniform Commercial Code.

4. Representations, Warranties and Covenants. Debtor acknowledges and agrees that Secured Party is relying on the representations and warranties and covenants in this Agreement and all other Loan Documents as a precondition to the extension of credit secured hereby, and that all such representations and warranties and covenants shall survive the execution and delivery of this Agreement, the extension of credit secured hereby, and any bankruptcy, insolvency or similar proceedings. Debtor hereby represents and warrants to Secured Party and covenants for the benefit of Secured Party as follows:

A. Debtor is the sole legal and equitable owner of the Collateral free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any person except for the security interest created hereby or other lien in favor Secured Party.

B. The execution and delivery of this Agreement and all other Loan Documents do not and shall not (i) violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Debtor, nor (ii) result in a breach of, or constitute a default under, any indenture, bond, mortgage, lease, instrument, credit agreement, undertaking, contract or other agreement to which Debtor is a party or by which any of them or their respective properties may be bound or affected.

5. Representations and Warranties. Debtor acknowledges and agrees that Secured Party is relying on the representations and warranties in this Agreement and all other Loan Documents as a condition precedent to the extension(s) of credit secured hereby, and that all such representations and warranties shall survive the execution and delivery of this Agreement, the extension(s) of credit secured hereby, and any bankruptcy, insolvency or similar proceedings. Debtor hereby represents and warrants to Secured Party as follows:

(a) Debtor is (and with respect to all Collateral acquired hereafter, shall be) the sole legal and equitable owner of the Collateral free from any adverse claim, lien, security interest, encumbrance or other right, title or interest of any person except for the security interest created hereby or in favor of Lender, or arising by operation of law in favor of any collecting bank or seller of goods. Debtor has the unqualified right and power to grant a security interest in the Collateral to Secured Party as contemplated herein without the consent of any person (other than any person whose written consent has been duly obtained, a true and correct copy of such consent having been delivered to Secured Party), and Debtor shall at Debtor’s expense defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein adverse to Secured Party. There is and shall be no financing statement or security agreement or similar instrument of registration under the law of any jurisdiction on file in any public office purporting to cover any interest of any kind in the Collateral except in favor of Secured Party.

(b) Debtor’s chief place of business is: __________________________________________________, or if left blank, is the address shown for Debtor in Secured Party’s records, and (except to the extent delivered to Secured Party) all original Documents, Instruments and Chattel Paper included in the Collateral and all of Debtor’s books, papers and records related to the Collateral are and shall be located at all times at Debtor’s chief place of business.

(c) The execution and delivery of this Agreement and all other Loan Documents do not and shall not (i) violate any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to any Obligor, nor (ii) result in a breach of, or constitute a default under, any indenture, bond, mortgage, lease, instrument, credit agreement, undertaking, contract or other agreement to which any Obligor is a party or by which any of them or their respective properties may be bound or affected. This Agreement and all other Loan Documents constitute the legal, valid and binding obligations of the Obligor(s) executing the same, enforceable against such Obligor(s) in accordance with their respective terms.

6. Covenants. Debtor acknowledges and agrees that Secured Party is relying on the covenants in this Agreement and all other Loan Documents as a condition precedent to the extension(s) of credit secured hereby, and that all such covenants shall survive the execution and delivery of this Agreement, the extension(s) of credit secured hereby, and any bankruptcy, insolvency or similar proceedings. Debtor hereby covenants and agrees for the benefit of Secured Party as follows:

(a) Without first notifying Secured Party in writing, Debtor shall not change Debtor’s chief place of business or the office(s) where Debtor’s books, papers and records concerning the Collateral are kept, nor change Debtor’s name, identity or corporate structure, nor do business under any fictitious or assumed name.

(b) Except as expressly permitted under the other Loan Documents, Debtor shall not create, grant nor suffer to exist any pledge, mortgage, security interest, lien, levy, garnishment, attachment, charge or encumbrance upon any of the Collateral (except in favor of Secured Party or arising by operation of law in favor of any collecting bank or seller of goods) and shall at all times keep the Collateral free from the same.

(c) Except as expressly permitted under the other Loan Documents, without the prior written consent of Secured Party, Debtor shall not sell, transfer, assign, convey, lease, or otherwise dispose of any interest in any of the Collateral, nor enter into any contract or agreement to do so, except in the ordinary course of Debtor’s business on arm’s-length terms for not less than its fair market value. Unless an Event of Default is then continuing, Debtor may use the Collateral in any lawful manner not inconsistent with this Agreement or with any insurance policy thereon, and Debtor may use and consume any raw materials or supplies to the extent necessary to carry on Debtor’s business.

(d) At Debtor’s own expense Debtor shall properly protect and preserve the Collateral, shall maintain all Equipment and Inventory and other Goods included in the Collateral in good condition, shall promptly replace and repair all parts of the same as may be broken or worn out or damaged from time to time (without thereby allowing any lien to be created upon the same), and shall not cause or permit any waste or destruction thereto. Debtor shall not take or permit any action that may impair the Collateral or Secured Party’s security interest therein, and shall not permit any of the Collateral to be used in violation of any statute or regulation or ordinance or insurance requirements. Debtor shall not permit any of the Collateral to become affixed to any realty unless such realty is also encumbered in favor of Secured Party to secure the Obligations, and Debtor agrees that the Collateral is and shall remain personal property subject to this Agreement, whether or not so affixed. If any of the Collateral at any time is or may become subject to the lien of any landlord and/or any real estate mortgage (except a mortgage in favor of Secured Party), then Debtor shall promptly obtain and deliver to Secured Party on demand a written waiver or subordination of such lien by the holder thereof to Secured Party’s security interest, in form and content satisfactory to Secured Party.

(e) At Debtor’s own expense, Debtor shall keep all Equipment, Inventory, other Goods and other insurable Collateral (whether or not in transit) continuously insured in amounts not less than their full insurable value by a reputable and highly rated insurance company or companies acceptable to Secured Party, against loss or damage from fire, hazards included within the term “extended coverage”, theft and such other risks as Secured Party may require, in such form and for such periods as shall be satisfactory to Secured Party. Each insurance policy shall provide, by New York Standard or Union Standard endorsement, that loss and proceeds thereunder shall be payable to Secured Party as its interest may appear, and each policy shall provide at least ten (10) days’ written notice of cancellation to Secured Party. Debtor shall deliver to Secured Party on demand all such insurance policies or other evidence of compliance satisfactory to Secured Party, and Debtor shall renew each policy at Debtor’s own expense and shall deliver satisfactory evidence thereof to Secured Party not less than thirty (30) days before its expiration date. Secured Party may act as attorney-in-fact for Debtor in obtaining, adjusting, settling and cancelling such insurance and endorsing any Instruments relating thereto, and in the event of loss or damage to the Collateral, Secured Party may apply any and all insurance proceeds at Secured Party’s option to the Obligations (whether or not matured) or to the repair or replacement of the Collateral after receiving proof satisfactory to Secured Party of such repair or replacement.

(f) Debtor shall pay when due all taxes or other governmental charges whatsoever levied against the Collateral or its use and operation and all assessments (including stock assessments) upon the Collateral, and Debtor shall pay any tax which may be levied on or assessed against any Loan Document or the Obligations.

(g) If any Collateral is or becomes the subject of any Instrument, Chattel Paper or Document, including without limitation any warehouse receipt or bill of lading, then Debtor shall promptly deliver the same to Secured Party (unless Secured Party directs otherwise in writing), duly endorsed or assigned to Secured Party in form and substance satisfactory to Secured Party.

(h) Debtor shall pay on demand all filing fees and similar charges and all costs incurred by Secured Party in collecting or securing or attempting to collect or secure any Obligations, including the expenses and reasonable fees of Secured Party’s legal counsel, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. Debtor agrees to indemnify and hold Secured Party harmless on demand against all expenses, losses, consequences or damages incurred or suffered by Secured Party arising from or relating to any claim, demand, action or proceeding brought by any person(s) whomsoever in connection with or relating to the Collateral, the Obligations, this Agreement or any other Loan Document (including without limitation any court costs and the expenses and reasonable fees of Secured Party’s legal counsel), except to the extent that a court of competent jurisdiction shall hold the same to be the result of Secured Party’s own gross negligence or willful misconduct.

(i) If so requested by Secured Party at any time (whether before or after the occurrence of an Event of Default), Debtor shall immediately: (i) deliver to Secured Party any and all Instruments, Chattel Paper, Documents, Securities, notes, drafts and acceptances included in the Collateral at the time and place and manner specified by Secured Party, together with any endorsements and assignments requested by Secured Party for their transfer to Secured Party or to any other person selected by Secured Party, all in form and substance satisfactory to Secured Party; (ii) deliver to Secured Party records and schedules showing the status, condition and location of all or any portion of the Collateral; (iii) notify any account debtors, any buyers of the Collateral or any other persons of Secured Party’s security interest in the Collateral and the proceeds thereof; (iv) obtain Secured Party’s prior written consent to any sale, contract of sale or other disposition of any Inventory or other Collateral; and (v) execute, deliver and file any and all financing statements, continuation statements, mortgages, agreements, notices, vouchers, invoices, schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, deeds or other papers and/or perform any act which Secured Party may deem necessary or appropriate to create, perfect, preserve, validate or otherwise protect Secured Party’s security interest in the Collateral or to enable Secured Party from time to time to exercise and enforce Secured Party’s rights under this Agreement or any other Loan Document

7. Rights of Secured Party. Debtor agrees with and for the benefit of Secured Party that:

(a) Secured Party shall have the right (but not the obligation) at its option to discharge or pay any taxes, assessments, liens, security interests or other encumbrances at any time levied or placed on or against the Collateral or Debtor, to pay for insurance on the Collateral, to pay for the maintenance, preservation or protection of the Collateral, and/or to advance monies for any other reason or purpose permitted under any Loan Documents. Any amount so paid or advanced by Secured Party shall be secured by the Collateral and shall be repayable by Debtor on demand.

(b) Secured Party may sign and file financing statements, security agreements, recording instruments or other documents or amendments thereto with respect to the Collateral or any portion thereof without the signature of Debtor, all at Debtor’s sole expense, and Debtor shall reimburse Secured Party on demand for any costs advanced or incurred by Secured Party in connection therewith.

8. Events of Default. The occurrence of a default under any Loan Document, subject to the expiration of the applicable grace period, if any, shall constitute an Event of Default hereunder.

9. Rights and Remedies on Default. If any of the foregoing Events of Default shall occur, then Secured Party, in its sole discretion and without prior notice to Debtor, may at any time and from time to time during the continuation thereof take any or all of the following actions:

(a) foreclose Secured Party’s security interest(s) in any or all of the Collateral as provided by law;

(b) sell, re-sell, discount or dispose of all or any portion of the Collateral, or assign and convey the same to any third party;

(c) apply for the appointment of a receiver or receivers (to which Secured Party shall be entitled as a matter of right without regard to the value of the Collateral or the solvency of any person liable for the payment of the Obligations) to take possession of the Collateral pending the sale or other disposition thereof; and/or

(d) exercise any and all other rights and remedies with respect to the Collateral which Secured Party may enjoy as a secured party under the Loan Documents, the Florida Uniform Commercial Code or any other applicable law.

All rights, remedies and powers granted to Secured Party in this Agreement or in any other Loan Document or by applicable law shall be cumulative and may be exercised singly or concurrently on one or more occasions. No delay in exercising or failure to exercise any of Secured Party’s rights or remedies shall constitute a waiver thereof, nor shall any single or partial exercise of any right or remedy by Secured Party preclude any other or further exercise of that or any other right or remedy. No waiver of any right or remedy by Secured Party shall be effective unless made in writing and signed by Secured Party, nor shall any waiver on one occasion apply to any future occasion, but shall be effective only with respect to the specific occasion addressed in that signed writing.

10. Sale of the Collateral. With respect to any sale or disposition of any of the Collateral, whether made under the power of sale in this Agreement, under any applicable provisions of the Florida Uniform Commercial Code or other applicable law, or under judgment or order or decree in any judicial proceeding for the foreclosure of Secured Party’s security interest or involving the enforcement of this Agreement:

(a) Any notification required by law with respect to the time and place of such sale or disposition shall be deemed reasonable if given at least five (5) days before the time thereof, but notice given in any other reasonable manner shall also be sufficient. Without precluding any other methods of sale, the sale of the Collateral shall be deemed made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks or other financial institutions when disposing of similar property.

(b) Secured Party may, to the fullest extent permitted by applicable law, bid for and purchase all the Collateral in a commercially reasonable manner, and upon compliance with the terms of sale may hold, retain and possess and dispose of the same in its own absolute right without further accountability.

(c) Secured Party may make and deliver to the purchaser(s) of any of the Collateral a good and sufficient deed, bill of sale and/or instrument of assignment and transfer. Secured Party is hereby irrevocably appointed Debtor’s true and lawful attorney-in-fact (which appointment is coupled with an interest) in Debtor’s name and stead, with power of substitution, to make all necessary deeds, bills of sale, endorsements and instruments of assignment and transfer of the Collateral thus sold, and for such other purposes as Secured Party may deem necessary or desirable to effectuate the provisions of this Agreement or any other Loan Document. If so requested by Secured Party or by any other person, Debtor shall ratify and confirm the acts of Secured Party (and/or any substitute) as Debtor’s attorney-in-fact.

(d) To the extent that Debtor may lawfully do so, Debtor agrees not at any time nor in any manner to insist upon, plead, claim or take the benefit or advantage of any appraisement, valuation, stay, extension or redemption laws, or any law permitting Debtor to direct the order in which all or any part of the Collateral shall be sold, which may delay, prevent or otherwise affect the performance or enforcement of this Agreement.

11. Waiver of Rights. The Debtor hereby waives notice, demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold Debtor liable with respect to the Obligations. The Debtor hereby consents and agrees that, at any time and from time to time without notice, Secured Party and the owner(s) of the Collateral may agree to renew, extend, compromise, discharge, or release, increase, change, substitute or exchange all or any part of the Collateral, or to modify the terms of the Obligations in any way that Secured Party and such owner(s) may deem appropriate.

12. Actions or Proceedings. With respect to any legal action or proceeding arising under this Agreement or any other Loan Document or concerning the Obligations and/or the Collateral, the Debtor, to the fullest extent permitted by law, hereby: (a) submits to the jurisdiction of the state and federal courts in the State of Florida; (b) agrees that the venue of any such action or proceeding may be laid in the county in which the Collateral is primarily located and waives any claim that the same is an inconvenient forum; (d) waives any right to immunity from any such action or proceeding and waives any immunity or exemption of any property, wherever located, from garnishment, levy, execution, seizure or attachment prior to or in execution of judgment, or sale under execution or other process for the collection of debts; and (e) waives any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding, and waives all provisions and requirements of law for the benefit of Debtor now or hereafter in force. No provision of this Agreement shall limit Secured Party’s right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction.

13. Notices. Except as otherwise provided in this Agreement for service of legal process, any notice to Debtor shall be in writing and shall be deemed sufficiently made if delivered personally or if transmitted by postage prepaid first class mail (airmail if international) or by telegraph or by telex with confirmed answerback, to the respective address appearing on the signature page of this Agreement for such person (or, if none appears, to any address for such person then registered in Secured Party’s records).

14. Business Entity. If Debtor is a limited liability company, corporation, partnership or other business entity, then Debtor hereby further represents and warrants to Secured Party that: (a) Debtor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation and is duly qualified or licensed to do business in those jurisdictions where the nature of its business requires it to be so qualified or licensed; (b) Debtor has all requisite power and authority (corporate or otherwise) to conduct its business, to own its properties, to execute and deliver this Agreement and all other Loan Documents, and to perform its obligations under the same; (c) the execution, delivery and performance of this Agreement and all other Loan Documents have been duly authorized by all necessary actions (corporate or otherwise) and do not require the consent or approval of Debtor’s stockholders (if a corporation), members or managers (if a limited liability company) or of any other person whose consent has not been obtained; and (d) the execution, delivery and performance of this Agreement and all other Loan Documents do not and shall not conflict with any provision of Debtor’s by-laws or articles of incorporation (if a corporation), partnership agreement (if a partnership), operating agreement or articles of organization (if a limited liability company) or trust agreement or other document pursuant to which Debtor was created and exists.

15. Binding Effect. The terms of this Agreement shall inure to the benefit of Secured Party and its successors and assigns and shall be binding upon Debtor and Debtor’s executors, personal representatives, heirs and permitted successors and assigns.

16. Term. This Agreement shall take effect when signed by Debtor and delivered to Secured Party. This Agreement is a continuing agreement and shall remain in full force and effect until all the Obligations shall have been paid in full, unless earlier terminated by Secured Party in writing.

17. Miscellaneous. Time is of the essence with respect to the provisions of this Agreement. This Agreement may be amended but only by an instrument in writing executed by the party to be burdened thereby. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, except that federal law shall govern to the extent that it may permit Secured Party to charge, from time to time, interest on the Obligations at a rate higher than may be permissible under Florida law, the obligations and liabilities of each such party constituting Debtor shall be joint and several, and wherever the term “Debtor” is used it shall be deemed to refer to such persons jointly and severally

18. Waiver of Jury Trial. Debtor and Secured Party hereby knowingly, voluntarily and intentionally waive trial by jury in respect to any litigation based hereon, or arising out of, under or in connection with this Agreement, or any agreement contemplated to be, executed in conjunction herewith, or any course of conduct, course of dealing statements whether verbal or written) or actions of either party.

[SIGNATURE PAGE FOLLOWS]

WITNESS THE DUE EXECUTION HEREOF by Debtor as of the 11th day October, 2019.

Signed, sealed and delivered in the presence of:		ARC WINGHOUSE LLC, a Florida limited liability company

/s/ Alex Andre
Name:	Alex Andre

/s/ Yannick Bastien		By:	/s/ Seenu G. Kasturi
Name:	Yannick Bastien		Seenu G. Kasturi, Manager

Address of Debtor:
1409 Kingsley Avenue, Suite 2
Orange Park, Florida 32073

[Signature Page to Security Agreement]